Exhibit 10.11

PROMISSORY NOTE

$5,000,000[1]	As of , 2021

Cerberus Telecom Acquisition Corp. II, a Cayman Islands exempted company (“Maker”), promises to pay to Cerberus Telecom Acquisition II Holdings, LLC, a Delaware limited liability company, or its successors or assigns (“Payee”) the principal sum of five million dollars ($5,000,0002) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this promissory note (“Note”) shall be repayable on the consummation of the Maker’s initial merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering, and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any fees, costs, or expenses incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

[1]	$5,750,000 if the underwriters’ over-allotment option is exercised in full.
[2]	$5,750,000 if the underwriters’ over-allotment option is exercised in full.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Conversion. Upon consummation of a Business Combination, the Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of the Payee, Class A ordinary shares of the Maker, par value $0.0001 per share (each, a “Private Placement Shares”), at a price of $10.00 per Private Placement Share, as adjusted for any stock splits or combinations. As promptly as reasonably practicable after notice by Payee to Maker to convert the principal balance of this Note into Private Placement Shares, which notice must be made at least 24 hours prior to the consummation of the Business Combination, and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, a share certificate or certificates (issued in the name(s) requested by Payee), or shall have made appropriate book-entry notation on the books and records of the Maker, in each case for the number of Private Placement Shares of Maker issuable upon the conversion of this Note.

7. Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, or (iv) sent by telefacsimile; provided that any notice sent pursuant to clauses (i) through (iv) inclusive shall be accompanied by notice sent by e-mail within 24 hours thereof, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Cerberus Telecom Acquisition Corp. II

875 Third Avenue

New York, New York 10022

If to Payee:

Cerberus Telecom Acquisition II Holdings, LLC

875 Third Avenue

New York, New York 10022

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the trust account established (the “Trust Account”) in which proceeds of the Makers initial public offering of securities (“IPO”) (including the deferred underwriters discounts and commissions) and proceeds of the sale of the units issued in a private placement which occurred in connection with the consummation of the IPO, but not the unpaid principal balance of this Note, are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

11. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, of the State of New York without regard to conflict of law principles (whether of the State of New York or any other jurisdiction) that would apply the law of any jurisdiction other than the State of New York.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Tax Treatment. In each case for U.S. federal income tax and all other applicable tax purposes, Maker and Payee agree to treat this Note as an equity interest in the Maker, and shall take no contrary position on any tax return or before any taxing authority unless otherwise required by a determination that is final within the meaning of Section 1313 of the Internal Revenue Code of 1986 (the “Code”) (or any analogous or similar provision of state, local or non-United States law). The Maker and the Payee shall reasonably cooperate to structure (i) any conversion of this Note in connection with a Business Combination and (ii) any contribution, forfeiture or elimination of this note pursuant to Paragraph 1 in a manner that is tax-efficient for Maker and Payee, taking into account the terms of any Business Combination. Maker will provide Payee with information reasonably requested by Payee in order to make and maintain a “qualified electing fund” election with respect to the Note, and any other information reasonably requested by Payee for any tax compliance purpose.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chairman the day and year first above written.

Cerberus Telecom Acquisition Corp. II

By:
Name:	Bill Kloos
Title:	Secretary

Agreed and Acknowledged:

Cerberus Telecom Acquisition II Holdings, LLC
a Delaware limited liability company

By:
Name: Bill Kloos
Title: Secretary

[Signature Page to Promissory Note]